Exhibit 23.1

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 17, 2011, in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-175008) and related Prospectus of Imperva, Inc. for the registration of shares of its common stock.

/s/    Ernst & Young LLP

Redwood City, California

September 6, 2011